Exhibit 99.1

KNIGHT CAPITAL GROUP DIRECTORS ELECT LAURIE M. SHAHON TO BOARD

JERSEY CITY, New Jersey (July 25, 2006) – Knight Capital Group, Inc. (Nasdaq: NITE) today announced that its Board of Directors unanimously elected Wall Street veteran Laurie M. Shahon to its Board, effective July 24, 2006. The addition of Ms. Shahon to Knight’s board increases the number of company directors to nine.

Ms. Shahon, 54, is the president and founder of Wilton Capital Group, a private direct investment firm which focuses primarily on consumer products, distribution, financial institutions, healthcare, retailing and telecommunications. A businesswoman with a broad range of experience, Ms. Shahon previously held investment banking positions with Morgan Stanley and Salomon Brothers. Ms. Shahon has served on the boards of several companies and currently serves on the boards of The Bombay Company, Inc., Eddie Bauer Holdings, Inc. and Kitty Hawk, Inc.

“We are pleased to be joined by a professional of Ms. Shahon’s caliber,” said Thomas M. Joyce, Chairman and Chief Executive Officer of Knight Capital Group. “As the founder and president of private investment firm Wilton Capital Group, Inc., she has vast securities industry and business knowledge. She knows how to identify appropriate businesses in which to invest, as well as guide mergers and acquisitions with an understanding of the complexities of a deal. Ms. Shahon’s excellent reputation and history of board contributions brings vast knowledge and perspective to our board relating to corporate governance and other issues across a number of industries.”

Biography

Laurie M. Shahon

Director, Knight Capital Group, Inc.

Laurie M. Shahon, 54, is the president of Wilton Capital Group, a private direct investment firm she founded in 1994 that makes principal investments in later-stage ventures and medium-sized buyouts. Shahon’s background includes investment banking positions at Morgan Stanley from 1976 to 1980 and at Salomon Brothers from 1980 to 1988, where she was the founder and head of the Retailing and Consumer Products Group.

A businesswoman with a broad range of experience, Ms. Shahon has served on the boards of several companies and currently serves on the boards of The Bombay Company, Inc., Eddie Bauer Holdings, Inc. and Kitty Hawk, Inc. She previously held positions on the boards of private and public companies in financial services, retail, transportation and manufacturing.

Ms. Shahon received an A.B. in English and political science from Wellesley College in 1974 and an M.B.A. from Columbia University in 1976. She is a former Adjunct Professor of Finance at Columbia Business School.

* * *

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides comprehensive trade execution solutions and asset management services. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets for institutions and private clients. Our Global Markets business provides a broad range of customized trade execution products and services across multiple asset classes for broker-dealers, institutions and companies. We continually apply knowledge and innovation to the trading and asset management processes to build lasting client partnerships through consistent performance and superior client service. More information about Knight can be found at www.knight.com.

###

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Greta Morley
Senior Managing Director,	Vice President,	Vice President,
Corporate Communications	Corporate Communications	Marketing Communications
& Investor Relations	201-356-1523 or	& Public Relations
201-557-6954 or	kfitzsimmons@knight.com	201-557-6948 or
mwyrwas@knight.com		gmorley@knight.com